Exhibit 99.1

Courier Boosts Customized Textbook Capabilities With Acquisition of Highcrest Media

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 15, 2010--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced that it has acquired Highcrest Media LLC, a provider of software and solutions that streamline the production of customized textbooks for use in colleges, universities and businesses. Founded in 2006 and based in Wilmington, Massachusetts, Highcrest has grown quickly through its combination of easy-to-use Web-based technology and strong focus on the highest-growth segment of the textbook market.

Courier’s acquisition of Highcrest complements its recent investment in digital printing technology, which is also ideally suited to the capacity and efficiency needs of this growing market. Together, the two initiatives significantly strengthen Courier’s capabilities in digital book manufacturing. Highcrest’s largest customer is also a Courier customer.

“College professors around the country are flocking to this new technology,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Using Highcrest’s software, they can create a textbook that contains only the information they want to teach from—eliminating waste and reducing costs. By bringing Highcrest Media to Courier, we are placing ourselves at the forefront of this trend as a strategic resource for a key customer base. Highcrest’s expertise fits perfectly into our vision and portfolio.”

Highcrest President Michael Shea has been spearheading advances in on-demand and Web-based technology for over a decade. “Our software has won wide acceptance by making it easy for users to control the whole process of generating customized content,” said Shea. “By joining forces with Courier, we will extend our production capabilities by an order of magnitude. At the same time, we add a significant capability to Courier’s already industry-leading credentials in the textbook market.”

The acquisition is expected to be modestly accretive to Courier earnings for its 2010 fiscal year. Acquisition terms were not disclosed.

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, Chairman,
President and Chief Executive Officer
or
Peter M. Folger
Senior Vice President and
Chief Financial Officer
978-251-6000
www.courier.com